Federal-Mogul Reports Q4 and Full-Year 2011 Global Profitable Growth

Company Delivers Strong Sales Increase with Improved Full-Year Operating Margin, Adjusted Net Income and EBITDA Results

SOUTHFIELD, Mich., Feb. 28, 2012 /PRNewswire/ -- Federal-Mogul Corporation (NASDAQ: FDML) today announced a 5% constant dollar fourth quarter sales increase and full-year sales up 11% and at record levels, with improved operating margin in the fourth quarter and full-year 2011. The stronger results were driven by record full-year global original equipment revenue with growth significantly above market rates in all regions, additional progress on the company's global aftermarket strategy and effective actions to offset costs from higher volumes and raw materials. The net loss recorded in the fourth quarter 2011 was the result of non-cash impairment charges discussed in more detail below.

Financial Summary	Q4 2011	Q4 2010	2011	2010
($ millions)
Net Sales	$1,654	$1,588	$6,910	$6,219
Gross Margin	$247	$240	$1,088	$1,007
pct. of sales	14.9%	15.1%	15.7%	16.2%
SG&A	$(167)	$(168)	$(689)	$(684)
pct. of sales	10.1%	10.6%	10.0%	11.0%
Operating Margin (1)	$80	$72	$399	$323
pct. of sales	4.8%	4.5%	5.8%	5.2%
Net (Loss) Income*	$(239)*	$45	$(90)*	$161
attributable to Federal-Mogul
Adjusted Net Income (2)	$51	$38	$203	$134
attributable to Federal-Mogul
Earnings Per Share*	$(2.42)*	$0.45	$(0.91)*	$1.62
in dollars, diluted EPS
Adjusted Earnings Per Share	$0.51	$0.38	$2.04	$1.34
in dollars, diluted EPS
Operational EBITDA (3)	$158	$170	$702	$671
pct. of sales	9.5%	10.7%	10.2%	10.8%

Cash Flow (4)	$43	$69	$(115)	$121
*reflects non-cash impairment charges, primarily goodwill, of $(304) million discussed below

Sales in Q4 2011 were $1.7 billion, an increase of 5% on a constant dollar basis when compared to Q4 2010. Sales in 2011 matched record levels at $6.9 billion, up 11%, driven by an 18% increase in sales to original equipment customers, which exceeded the 5% global market growth rate during the same period. Federal-Mogul's sales growth rate during 2011 exceeded the underlying market growth rate in all major regions. The company in Q4 2011 improved operating margin to 4.8% of sales from 4.5% in Q4 2010 and for the full-year increased operating margin by $76 million, or 24%, to 5.8% of sales, as SG&A expense improved by one full percentage point to 10.0% of sales.

Adjusted net income, excluding non-cash impairment charges discussed below, for the full-year was $203 million, or $2.04 per share, demonstrating the company's strong performance throughout 2011. The company recorded adjusted net income of $51 million in Q4 2011, up from $38 million in Q4 2010. Federal-Mogul in Q4 had Operational EBITDA of $158 million or 9.5% of sales. Operational EBITDA for the full year was $702 million or 10.2% of sales, up from $671 million in 2010. The company recorded a net loss in Q4 2011 of $(239) million and a $(90) million net loss for the full year, reflecting a Q4 2011 impairment charge of $(304) million. Federal-Mogul's 2011 annual goodwill analysis indicated a decline in the fair value of selected product lines that have been impacted by factors in the U.S. aftermarket. The company believes, however, that increases in its other reporting units such as Powertrain would largely offset the decline; but United States Generally Accepted Accounting Principles (GAAP) do not permit the recognition of gains in the value of one reporting unit to offset impairment charges in another reporting unit.

Federal-Mogul continues to transform its business to include a broader global portfolio of innovative, leading products with higher technology content that improve fuel economy, reduce emissions and enhance vehicle safety. The company believes this transformation, a fundamental part of its sustainable global profitable growth strategy, has and will continue to improve operating performance, thereby increasing the company's fair value and overall shareholder value.

Federal-Mogul in the fourth quarter had positive cash flow of $43 million while continuing to invest in capital equipment and technology development in support of profitable market share gains and global business growth. The company during 2011 invested $348 million in capital projects to launch new leading technology products, increase capacity, improve operational efficiency and establish greenfield sites in fast-growing BRIC and other best cost markets, with significant projects in China and India. Capital investments in 2011 were nearly $100 million more than in 2010 and double the 2009 level.

"Federal-Mogul's strategy for sustainable global profitable growth is based on leading technology and innovation, competitive cost and best-in-class quality products and services," said Jose Maria Alapont, Federal-Mogul President and CEO. "Federal-Mogul achieved an 18% global OE revenue growth rate in 2011, exceeding the global market growth rate of 5%, with stable global aftermarket sales, including strong growth in Europe, up 6%, China, up 18% and India, up 12%," he said. "The company's OE sales growth outpaced the underlying rate in all markets. Federal-Mogul in 2011 achieved record OE sales while simultaneously managing more than 100 new customer program launches with new Federal-Mogul technologies," Alapont continued.

"Customers continue to recognize our leading technology and innovation by involving Federal-Mogul early in new powertrain and vehicle development programs, leading to substantial conquest OE business awards that also become global aftermarket business opportunities. We believe the significant capital investment in our operations to support new global customer programs is a strong base for our future growth," he said.

Federal-Mogul's global original equipment sales in 2011 were $4.6 billion, a company record. Global OE sales were up 18% versus a market rate of 5%. The company's rate of growth was higher than the market rates, with the U.S. up 14%, Europe up 18%, BRIC up 26%, including sales in China up 25%, India up 26%, Russia up 93% and Brazil up 8%. The company further diversified its global sales base in 2011 with total revenue coming from markets outside the U.S., Canada and Europe now representing 19% of total revenue.

The company in 2011 continued to grow its aftermarket sales with Europe up 6%, BRIC up 10% including an 18% increase in China and a 12% increase in India, while revenue in North America was stable and gained market momentum throughout the year. Federal-Mogul in 2011 began a restructuring plan to streamline its North American distribution footprint by leveraging improved supply chain management, resulting in the closure of two local distribution centers.

In addition, in early 2012 the company realigned its North American sales force, shifting to a new customer strategy that emphasizes additional web-based management tools, combined with enhanced consumer, market and merchandising program support.

"Federal-Mogul's global operating margin improvement from 5.2% to 5.8% of sales in 2011 shows the effectiveness of Federal-Mogul's initiatives to efficiently capitalize on market growth. The global vehicle market is forecast to grow from 78 million units in 2011 to 108 million units by 2016," said Alapont. "Customer and regulatory requirements will drive the global vehicle manufacturers to increase spending on technology to improve fuel economy, reduce emissions and improve vehicle safety, areas where Federal-Mogul is a global market leader," he said.

"The rise of mature market volumes, major growth in emerging markets and Federal-Mogul's leading technology and innovation in strategic products to address customer and market needs will continue to provide Federal-Mogul with very favorable opportunities to generate sustainable global profitable growth," said Alapont.

(1)	Operating margin is defined as gross margin less SG&A.

(2)	Adjusted net income is defined as net income (loss) attributable to Federal-Mogul less certain items affecting comparability such as impairment or curtailment gains or losses.

(3)

Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, expense associated with U.S. based funded pension plans and other postemployment benefits curtailment gains or losses.

(4)	Cash flow is equal to net cash provided by operating activities less net cash used by investing activities, as set forth on the attached statement of cash flows.

About Federal-Mogul

Federal-Mogul Corporation is a leading global supplier of powertrain and safety technologies, serving the world's foremost original equipment manufacturers of automotive, light, medium and heavy-duty commercial, off-road, agricultural, marine, rail, and industrial vehicles, as well as the worldwide aftermarket. The company's leading technology and innovation, lean manufacturing expertise, as well as marketing and distribution deliver world-class products, brands and services with quality excellence at a competitive cost. Federal-Mogul is focused on its sustainable global profitable growth strategy, creating value and satisfaction for its customers, shareholders and employees. Federal-Mogul was founded in Detroit in 1899. The company is headquartered in Southfield, Michigan, and employs 45,000 people in 34 countries. Visit the company's website at www.federalmogul.com.

Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute "Forward-Looking Statements." Actual results may differ materially due to numerous important factors that are described in Federal-Mogul's most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, fluctuations in domestic or foreign vehicle production, fluctuations in the demand for vehicles containing our products, the company's ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

*Please note accent over 'e' in Jose Maria Alapont

CONTACTS: Jim Burke (248) 354-4530 for media questions
David Pouliot (248) 354-7967 for investor questions

FEDERAL-MOGUL CORPORATION
Consolidated Statements of Operations

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2011	2010	2011	2010
	(Millions of Dollars, Except Per Share Amounts)

Net sales	$1,654	$1,588	$6,910	$6,219
Cost of products sold	(1,407)	(1,348)	(5,822)	(5,212)

Gross margin	247	240	1,088	1,007

Selling, general and administrative expenses	(167)	(168)	(689)	(684)
Other postemployment benefits curtailment gains	1	2	1	29
Adjustments of assets to fair value	(304)	5	(307)	(2)
Interest expense, net	(32)	(32)	(127)	(129)
Amortization expense	(12)	(12)	(48)	(49)
Equity earnings of non-consolidated affiliates	10	8	37	32
Restructuring expense, net	(1)	(2)	(5)	(8)
Other expense, net	(3)	(1)	(16)	(17)

(Loss) Income before income taxes	(261)	40	(66)	179
Income tax benefit (expense)	24	6	(17)	(12)

Net (loss) income	(237)	46	(83)	167
Less net income attributable to noncontrolling interests	(2)	(1)	(7)	(6)

Net (loss) income attributable to Federal-Mogul	$(239)	$45	$(90)	$161

Net (Loss) Income Per Common Share Attributable to Federal-Mogul:

Basic	$(2.42)	$0.46	$(0.91)	$1.63

Diluted	$(2.42)	$0.45	$(0.91)	$1.62

FEDERAL-MOGUL CORPORATION
Consolidated Balance Sheets

	December 31
	2011	2010
	(Millions of Dollars)
ASSETS
Current assets:
Cash and equivalents	$953	$1,105
Accounts receivable, net	1,186	1,075
Inventories, net	956	847
Prepaid expenses and other current assets	204	244

Total current assets	3,299	3,271

Property, plant and equipment, net	1,855	1,802
Goodwill and other indefinite-lived intangible assets	1,115	1,431
Definite-lived intangible assets, net	434	484
Investments in non-consolidated affiliates	228	210
Other noncurrent assets	98	98

	$7,029	$7,296

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$88	$73
Accounts payable	767	660
Accrued liabilities	367	428
Current portion of postemployment benefit liability	43	47
Other current liabilities	165	143

Total current liabilities	1,430	1,351

Long-term debt	2,741	2,752
Postemployment benefits	1,229	1,172
Long-term portion of deferred income taxes	434	470
Other accrued liabilities	142	186

Shareholders’ equity:
Preferred stock ($.01 par value; 90,000,000 authorized shares; none issued)	-	-
Common stock ($.01 par value; 450,100,000 authorized shares;
100,500,000 issued shares; 98,904,500 outstanding shares
as of both December 31, 2011 and 2010)	1	1
Additional paid-in capital, including warrants	2,150	2,150
Accumulated deficit	(442)	(352)
Accumulated other comprehensive loss	(739)	(505)
Treasury stock, at cost	(17)	(17)

Total Federal-Mogul shareholders’ equity	953	1,277
Noncontrolling interests	100	88
Total shareholders’ equity	1,053	1,365

	$7,029	$7,296

FEDERAL-MOGUL CORPORATION
Consolidated Statements of Cash Flows

	Year Ended December 31
	2011	2010
	(Millions of Dollars)
Cash Provided From (Used By) Operating Activities
Net (loss) income	$(83)	$167
Adjustments to reconcile net (loss) income to net cash provided from
(used by) operating activities:
Adjustments of assets to fair value	307	2
Depreciation and amortization	284	333
Change in postemployment benefits, including pensions	(45)	(26)
Deferred tax benefit	(17)	(41)
Equity earnings of non-consolidated affiliates	(37)	(32)
Cash dividends received from non-consolidated affiliates	16	43
Restructuring expense, net	5	8
Payments against restructuring liabilities	(21)	(36)
Other postemployment benefits curtailment gains	(1)	(29)
Payments to settle non-debt liabilities subject to compromise, net	(1)	(16)
Loss on Venezuelan currency devaluation	-	25

Changes in operating assets and liabilities:
Accounts receivable	(137)	(149)
Inventories	(140)	(27)
Accounts payable	87	122
Other assets and liabilities	24	60
Net Cash Provided From Operating Activities	241	404

Cash Provided From (Used By) Investing Activities
Expenditures for property, plant and equipment	(348)	(251)
Payments to acquire business	(8)	(39)
Net proceeds from the sale of property, plant and equipment	-	3
Other	-	4
Net Cash Used By Investing Activities	(356)	(283)

Cash Provided From (Used By) Financing Activities
Principal payments on Debt Facilities	(29)	(30)
Net proceeds (remittances) on servicing of factoring arrangements	2	(10)
Decrease in other long-term debt	(4)	(3)
Increase (decrease) in short-term debt	16	(1)
Net Cash Used By Financing Activities	(15)	(44)

Effect of foreign currency exchange rate fluctuations on cash	(22)	14
Effect of Venezuelan currency devaluation on cash	-	(20)
Effect of foreign currency fluctuations on cash	(22)	(6)

(Decrease) Increase in cash and equivalents	(152)	71

Cash and equivalents at beginning of period	1,105	1,034

Cash and equivalents at end of period	$953	$1,105

FEDERAL-MOGUL CORPORATION
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2011	2010	2011	2010
	(Millions of Dollars)

Net (Loss) Income	$(237)	$46	$(83)	$167
Depreciation and amortization	73	89	284	333
Interest expense, net	32	32	127	129
Adjustments of assets to fair value	304	(5)	307	2
Expense associated with U.S. based funded pension plan	11	13	44	52
Restructuring expense, net	1	2	5	8
Other postemployment benefits curtailment gains	(1)	(2)	(1)	(29)
Income tax (benefit) expense	(24)	(6)	17	12
Other	(1)	1	2	(3)
Operational EBITDA	$158	$170	$702	$671

Operating Margin
Gross margin	$247	$240	$1,088	$1,007
Selling, general and administrative expenses	(167)	(168)	(689)	(684)
	$80	$72	$399	$323

Net (Loss) Income Attributable to Federal-Mogul	$(239)	$45	$(90)	$161
Other postemployment benefits curtailment gains	(1)	(2)	(1)	(29)
Adjustments of assets to fair value	304	(5)	307	2
Tax benefit attributable to impairment	(13)	-	(13)	-
Adjusted Net Income Attributable to Federal-Mogul	$51	$38	$203	$134

Cash Flow
Net cash provided from operating activities	$117	$149	$241	$404
Net cash used by investing activities	(74)	(80)	(356)	(283)
	$43	$69	$(115)	$121

Management believes that Operational EBITDA most closely approximates the cash flow associated with the operational earnings of the Company and uses Operational EBITDA to measure the performance of its operations. Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, expense associated with U.S. based funded pension plans and other postemployment benefits curtailment gains or losses.